Exhibit 1.1
EXECUTION VERSION
UNDERWRITING AGREEMENT
$450,000,000
Teekay Corporation
8.5% Senior Notes due 2020
Underwriting Agreement
January 15, 2010
J.P. Morgan Securities Inc.
    As Representative of the
   several Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Teekay Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $450,000,000 principal amount of its 8.5% Senior Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of January 15, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”).
     On January 12, 2010, the Company commenced an offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 8.875% senior notes due July 15, 2011 (the “Outstanding Notes”) and entered into a dealer manager agreement (the “Dealer Manager Agreement”) with J.P. Morgan Securities as Dealer Manager in connection with the Tender Offer. The Company intends to use a portion of the net proceeds from the offering of the Securities to pay the consideration, and related costs and expenses, for any Outstanding Notes to be purchased pursuant to the Tender Offer. The closing of the offering of the Securities is not contingent on the consummation of the Tender Offer or the purchase of any Outstanding Notes in connection therewith.

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-164315), including a prospectus, relating to the Securities. Such registration statement, as amended at the date of this Agreement by Post-Effective Amendment No. 1 thereto or otherwise, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement or Post-Effective Amendment No. 1 thereto at the time of its respective effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated January 15, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.445% of the principal amount thereof plus accrued interest, if any, from January 27, 2010 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, New York, New York at 10:00 A.M., New York City time, on January 27, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”). The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof (such information being the “Underwriter Furnished Information”).
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Furnished Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) each Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, delivered, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Furnished Information.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the date of this Agreement and any other applicable effective date of the Registration Statement and any amendment thereto, the Registration

Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with Underwriter Furnished Information.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules thereto) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the summary and Time of Sale Information and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements from which it has been derived.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendments or supplements thereto after the date hereof), (i) there has not been any material change in the capital stock or consolidated debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change to the general affairs, business, properties, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, assets or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transactions or agreements, or incurred any liability or obligation, direct, indirect or contingent, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case under clauses (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly registered or qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such registration or qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
     (i) Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”).
     (j) Ownership of Teekay Chartering. The Company directly owns 100% of the equity interests in Teekay Chartering Limited, a corporation organized under the laws of the Republic of The Marshall Islands (“Teekay Chartering”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Chartering and are fully paid and nonassessable; and, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company owns such equity interests free and clear of all Liens.

     (k) Ownership of Teekay Petrojarl. The Company indirectly owns 100% of the equity interests in Teekay Petrojarl ASA, a corporation organized under the laws of Norway (“Teekay Petrojarl”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Petrojarl and are fully paid and nonassessable; and, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company owns such equity interests free and clear of all Liens.
     (l) Ownership of General Partners. Teekay Holdings directly owns a 100% membership interest in each of Teekay GP L.L.C., limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”), respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act); and Teekay Holdings owns such membership interests free and clear of all Liens.
     (m) Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 2.0% general partner interest in TOO; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).
     (n) Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers.
     Teekay Holdings directly owns 17,840,988 common units and 7,367,286 subordinated units representing limited partner interest in TGP (all such common units and subordinated Units being collectively referred to herein as the “TGP Sponsor Units”); and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens (except restrictions on transferability contained in the TGP LPA, or under applicable securities laws).
     Teekay Holdings directly owns 5,000,000 common units and 9,800,000 subordinated units representing limited partner interests in TOO (all such common units and subordinated units being collectively referred to herein as the “TOO Sponsor Units”); and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all

Liens (except restrictions on transferability contained in the TOO LPA, or under applicable securities laws).
     Teekay Holdings directly owns 12,500,000 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation organized under the laws of the Marshall Islands (“Tankers”) and 1,000,000 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and Teekay Holdings owns all such Tankers Sponsor Shares free and clear of all Liens.
     (o) Ownership of Operating Companies.
     TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company ( “TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act); and TGP owns such membership interest free and clear of all Liens, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus.
     TOO owns a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (“OLP GP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (“OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act); and TOO owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Time of Sale Information and the Prospectus. TOO directly owns a 50.99% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (“TOO Operating Company”); Teekay Holdings directly owns a 49% limited partner interest in TOO Operating Company; and OLP GP directly owns a 0.01% general partner interest in TOO Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated on or prior to the date hereof (the “TOO Operating Company Partnership Agreement”), and are fully paid (to the extent required under the TOO Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Section 41 of the Marshall Islands Limited Partnership Act); and TOO, Teekay Holdings and OLP GP, respectively, own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Prospectus.
     (p) Ownership of Operating Subsidiaries.

     TGP Operating Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-A (the “TGP Operating Subsidiaries”) as described on Schedule 3-A; such equity interests owned by TGP Operating Company are duly authorized and validly issued in accordance with the respective organizational documents of each TGP Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TGP Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TGP Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TGP Operating Subsidiary); and TGP Operating Company owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Time of Sale Information and the Prospectus.
     TOO and the TOO Operating Company own, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-B (the “TOO Operating Subsidiaries”) as described on Schedule 3-B; such equity interests have been duly authorized and validly issued in accordance with the respective organizational documents of each TOO Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TOO Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TOO Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TOO Operating Subsidiary); and TOO and TOO Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Time of Sale Information and the Prospectus.
     Tankers owns, directly or indirectly, 100% of the equity interests in each of the entities set forth in Schedule 3-C (the “Tankers Operating Subsidiaries”); such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Tankers Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Tankers Operating Subsidiaries’ Organizational Documents”), and are fully paid and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Tankers Operating Subsidiary); and Tankers owns such equity interests free and clear of all Liens, other than pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Time of Sale Information and the Prospectus.
     The Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-D (the “Company Operating Subsidiaries,” and collectively with the TGP Operating Subsidiaries, the TOO Operating Subsidiaries and the Tankers Operating Subsidiaries, the “Operating Subsidiaries”) as described in Schedule 3-D; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Company Operating Subsidiary, amended or restated on or prior to the date hereof (the “Company Operating Subsidiaries’ Organizational Documents”), and are fully paid and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Company Operating Subsidiary); and the Company owns such equity interests free and clear of all Liens, other than pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Time of Sale Information and the Prospectus.

     (q) No Other Subsidiaries. Other than (i) Teekay Holdings, (ii) Teekay Chartering, (iii) Teekay Petrojarl, (iv) TGP GP, (v) TOO GP, (vi) TGP, (vii) TOO, (viii) Tankers, (ix) TGP Operating Company, (x) TOO Operating Company, (xi) OLP GP, and (xii) the Operating Subsidiaries described in (p) above, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except for entities that do not, directly or indirectly, own any vessels or conduct any operations.
     (r) Capitalization. The Company has the capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”.
     (s) Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and the Dealer-Manager Agreement and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the Dealer-Manager Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (t) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (u) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (v) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (w) Descriptions of the Transaction Documents. Each Transaction Document and the Dealer-Manager Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (x) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in breach or default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) any term, covenant, obligation, agreement, or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, decree, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii) above, for any such breach or default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the Dealer Manager Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the Tender Offer and the transactions contemplated by the Transaction Documents and Dealer Manager Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, decree, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (z) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents and the Dealer Manager Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof, consummation of the Tender Offer and the consummation of the transactions contemplated by the Transaction Documents and the Dealer Manager Agreement, except for (i) the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and (iii) such consents, approvals, authorizations, orders, registrations and qualifications that, if not obtained, could not reasonably be expected to materially impair the ability of any of the Company to perform its obligations under the Transaction Documents or the dealer Manager Agreement.
     (aa) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or could reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or could reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (bb) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries which are incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (cc) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries and that are described in the Registration Statement, the Time of Sale Information or the Prospectus as being owned or leased by the Company and its subsidiaries, in each case with respect to owned property free and clear of all Liens except those that (i) are disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Information, or the Prospectus, or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Operating Subsidiary identified in Schedule 4 is the sole owner of the vessel set forth opposite its name in Schedule 4 (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Time of Sale Information and the Prospectus (the Liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Company or any of its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Company and its subsidiaries, taken as a whole as they have been used in the past as described in the Time of Sale Information and the Prospectus and are proposed to be used in the future as described in the Time of Sale Information and the Prospectus.
     (dd) Vessel Registration. Each vessel identified in Schedule 4 is duly registered under the laws of the jurisdiction set forth in Schedule 4 in the name of the applicable Operating Subsidiary identified in Schedule 4, free and clear of all Liens except for Permitted Liens.
     (ee) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of their respective businesses except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.
     (ff) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand that is required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, directors or managers of any Company or any of its subsidiaries or their respective family members, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. Neither the Company nor any of its subsidiaries has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of its subsidiaries.
     (gg) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (ii) Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale

Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
     (jj) Licenses and Permits. Each of the Company and its subsidiaries has such permits, consents, approvals, orders, registrations, filings, qualifications, licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.
     (kk) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ll) Environmental Compliance. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) have not received notice of any actual or potential liability under any environmental law, and (iv) are not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or where such noncompliance or deviation from that described in (i) — (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (mm) Effect of Environmental Laws. In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (nn) Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures are effective. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (oo) Books and Records. The Company and each of its subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in their internal controls over financial reporting.
     (pp) Insurance. Except as set forth in the Time of Sale Information and the Prospectus with respect to off hire insurance, the Company and its subsidiaries are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except that would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company believes that it and its subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (qq) Foreign Corrupt Practices Act. Neither the Company, nor any of its subsidiaries, nor any of their respective directors, officers, agents, employees or affiliates, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Company and its subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (rr) Sanctions Laws and Regulations. Neither the sale of the Securities by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Securities, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.
     (ss) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (tt) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (uu) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.
     (vv) No Restrictions on Subsidiaries. Except as described in the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (ww) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (xx) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
     (yy) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (zz) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (aaa) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (bbb) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
     (ccc) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ddd) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     (eee) Immunity. Neither the Company nor any of its subsidiaries nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or Canada or any political subdivisions thereof.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative a photocopy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period

(as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

     (i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Reports. So long as the Securities are outstanding and unless otherwise available through the Commission on its Electronic Data Gathering, Analysis and Retrieval or similar system, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion of Marshall Islands Counsel for the Company. Watson, Farley & Williams (New York) LLP, special regulatory and Marshall Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.
     (h) Opinion of Counsel for the Company. Perkins Coie LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.
     (i) Statement of In-House Counsel for the Company. Adrian Dirassar, Associate General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.
     (j) Local Tax Opinions. The Company shall have requested and caused:
     (1) Thommessen Krefting Greve Lund AS, special Norwegian tax counsel for the Company, to have furnished to you their written letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative; and
     (2) Uría Menéndez Abogados, S.L.P., special Spanish tax counsel to the Company, to have furnished to you their written letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.
     (k) Local Counsel Opinions. The Company shall have requested and caused:
     (1) Lennox Patton, Bahamas counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative;

     (2) Lynda Milligan-Whyte & Associates, special Bermuda counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.
     (3) Noble & Scheidecker, Luxembourg counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative;
     (4) Houthoff Buruma N.V., Netherlands counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative;
     (5) Thommessen Krefting Greve Lund AS, Norwegian counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative;
     (6) Wong Tan & Molly Lim LLC, Singapore counsel for the Company, to have furnished to you their letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative; and
     (7) Uría Menéndez Abogados, S.L.P., Spanish counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.
     (l) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
     (n) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     (o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     (p) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Furnished Information.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the statement made in the last paragraph of the cover page of the Prospectus regarding delivery of the Securities and (ii) in the section of the Prospectus entitled “Underwriting,” (A) the name of each Underwriter and its participation in the sale of the Securities, (B) the third paragraph regarding offers by the

Underwriters and selling concessions and (C) the tenth paragraph related to overallotments, stabilizing transactions and syndicate covering transactions.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities, including any transfer, documentary or stamp taxes payable in connection with the original issuance and sale of the Securities hereunder; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate (subject to Section 4(g)) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (the “FINRA”); and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason other than by reason of a default by the Underwriters fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted by this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
     15. Judicial Proceedings.
          (a) The Company irrevocably (i) agree that any legal suit, action or proceeding against the Teekay Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Watson, Farley & Williams, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.
     16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Jim Hamilton. Notices to the Company shall be given to it at Teekay Corporation, 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931).
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, Teekay Corporation
By	/s/ Bjorn Moller
	Name:	Bjorn Moller
	Title:	President and Chief Executive Officer

Accepted: January 15, 2010

J.P. MORGAN SECURITIES INC.
By	/s/ Stathis Karanikolaidis
	Name:	Stathis Karanikolaidis
	Title:	Executive Director

For themselves and on behalf of the
Other Underwriters listed
in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$270,000,000
Citigroup Global Markets Inc.	$90,000,000
Deutsche Bank Securities Inc.	$54,000,000
BNP Paribas Securities Corp.	$9,000,000
DnB NOR Markets, Inc.	$9,000,000
ING Financial Markets LLC.	$9,000,000
Scotia Capital (USA) Inc.	$9,000,000

Total	$450,000,000

Schedule 2
Teekay Corporation
Significant Subsidiaries

Subsidiary	Jurisdiction of Formation
Teekay Chartering Limited	Marshall Islands
Teekay Holdings Limited	Bermuda
Teekay LNG Partners LP	Marshall Islands
Teekay Offshore Partners LP	Marshall Islands
Teekay Offshore Operating LP	Marshall Islands
Teekay Navion Offshore Loading PTE Ltd	Singapore
Teekay Petrojarl AS	Norway
Teekay Tankers Ltd	Marshall Islands

Schedule 4
Teekay Corporation
Fleet List

	Percent	Year
Vessel	Ownership	Built	Flag

Suezmax Tanker Newbuildings
BH 508-7 — Suezmax	100%	2009

Aframax — Owned
Scotia Spirit	100%	1992	Bahamas
Luzon Spirit	100%	1992	Bahamas
Leyte Spirit	100%	1992	Bahamas
Guardian Spirit	100%	1992	Bahamas
Torben Spirit	100%	1994	Bahamas
Gotland Spirit	100%	1995	Bahamas
Falster Spirit	100%	1995	Bahamas
Sotra Spirit	100%	1995	Bahamas
Poul Spirit	100%	1995	Bahamas
Nassau Spirit	100%	1998	Bahamas
Everest Spirit	100%	2004	Bahamas
Esther Spirit	100%	2004	Bahamas
Matterhorn Spirit	100%	2005	Bahamas

Suezmax — Owned
Narmada Spirit	100%	2003	Bahamas
Iskmati Spirit	100%	2003	Bahamas
Ashkini Spirit	100%	2003	Bahamas
Kaveri Spirit	100%	2004	Bahamas
Godavari Spirit	100%	2004	Bahamas
Zenith Spirit	100%	2009	Bahamas
Tianlong Spirit	100%	2009	Bahamas
Jiaolong Spirit	100%	2009	Bahamas
Shenlong Spirit	100%	2009	Bahamas
Suezmax — In Chartered
Oliver Jacob		1999	Liberia
Cape Bantry		2000	Liberia
Nell Jacob		2003	Cayman Islands
Large Product Tankers — Owned / In-chartered
Hugli Spirit	100%	2005	Bahamas
Donegal Spirit	100%	2006	Bahamas
Galway Spirit	100%	2007	Bahamas
Limerick Spirit	100%	2007	Bahamas

	Percent	Year
Vessel	Ownership	Built	Flag
Ocean Princess		2008	Greece
Stavanger Prince		2002	NIS

Aframax — In Chartered
Samar Spirit		1992	Bahamas
Mayon Spirit		1992	Bahamas
Sebarok Spirit		1993	Bahamas
Pioneer Spirit		1993	Liberia
Continental Spirit		1993	Liberia
Orkney Spirit		1993	Bahamas
Senang Spirit		1994	Bahamas
Bering Sea		1996	Singapore
Kiowa Spirit		1999	Bahamas
SC Laura		2001	Bahamas
Stena Atlantica		2006	Cayman Islands
Mare Aegeum		2008	Italy
Koa Spirit		1999	Bahamas

Fixed-Rate Shuttle Tankers — Owned
Navion Fennia	100%	1992	Bahamas
Basker Spirit	100%	1992	Bahamas
Navion Torinita	100%	1992	Bahamas
Navion Savonita	100%	1992	Bahamas
Navion Clipper	100%	1993	Bahamas
Navion Svenita	100%	1997	Bahamas
Navion Marita	100%	1999	Bahamas
Navion Bergen	100%	2000	Bahamas
Navion Oslo	100%	2001	Bahamas
Stena Natalita	50%	2001	Bahamas
Petronordic	100%	2002	Bahamas
Petroatlantic	100%	2003	Bahamas
Navion Europa	100%	1995	Norway
Navion Norvegia	100%	1995	Norway
Navion Britannia	100%	1998	Bahamas
Navion Scandia	100%	1998	Bahamas
Stena Alexita	50%	1998	Norway
Navion Hispania	100%	1999	Bahamas
Navion Oceania	100%	1999	Bahamas
Navion Anglia	100%	1999	Bahamas
Stena Sirita	50%	1999	Norway
Stena Spirit	50%	2001	Bahamas
Nordic Spirit	100%	2001	Bahamas
Navion Stavanger	100%	2003	Bahamas
Nordic Rio	50%	2004	Bahamas

	Percent	Year
Vessel	Ownership	Built	Flag
Nordic Brasilia	100%	2004	Bahamas
Navion Gothenburg	50%	2006	Bahamas

(50% owned through joint venture)

Fixed-Rate Shuttle Tankers — In-chartered
Navion Akarita		1991	Bahamas
Tordis Knutsen		1993	Isle of Man
Randgrid		1995	Norwegian
Aberdeen		1996	Bahamas
Elisabeth Knutsen		1997	Isle of Man
Sallie Knutsen		1999	Isle of Man
Karen Knutsen		1999	Isle of Man
Grena		2003	Bahamas
Vigdis Knutsen		1993	Isle of Man

Shuttle Tankers Newbuildings
Aframax Shuttle — Hull no. 1749	100%	2010
Aframax Shuttle — Hull no. 1750	100%	2010
Aframax Shuttle — Hull no. 1827	100%	2011
Aframax Shuttle — Hull no. 1828	100%	2011

Fixed-rate Conventional Tankers — Owned
Product Tankers
Palmerston	100%	1990	Australian
Mahanadi Spirit	100%	2000	Bahamas
Teesta Spirit	100%	2004	Bahamas
Alexander Spirit	100%	2007	Bahamas
Aframaxes
Kyeema Spirit	100%	1999	Bahamas
Kareela Spirit	100%	1999	Bahamas
Americas Spirit	100%	2003	Bahamas
Fuji Spirit	100%	2003	Bahamas
Killamanjaro Spirit	100%	2004	Bahamas
Australian Spirit	100%	2004	Bahamas
Axel Spirit	100%	2004	Bahamas
Helga Spirit	100%	2005	Bahamas
Erik Spirit	100%	2005	Bahamas
SPT Explorer	100%	2008	Bahamas
SPT Navigator	100%	2008	Bahamas
Hamane Spirit	100%	1997	Bahamas
Kanata Spirit	100%	1999	Bahamas

	Percent	Year
Vessel	Ownership	Built	Flag
Suezmaxes
Algeciras Spirit	100%	2000	Spanish
Tenerife Spirit	100%	2000	Spanish
Huelva Spirit	100%	2001	Spanish
Ganges Spirit	100%	2002	Bahamas
African Spirit	100%	2003	Bahamas
European Spirit	100%	2003	Bahamas
Teide Spirit	100%	2004	Spanish
Asian Spirit	100%	2004	Bahamas
Toledo Spirit	100%	2005	Spanish
Bermuda Spirit	100%	2009	Bahamas
Hamilton Spirit	100%	2009	Bahamas
Pinnacle Spirit	100%	2008	Bahamas
Summit Spirit	100%	2008	Bahamas
Yamuna Spirit	100%	2002	Bahamas

Fixed Rate Conventional Tanker — In-chartered
Aframaxes
Bahamas Spirit		1998	Bahamas
Sentinel Spirit		1999	Marshall Islands
Constitution Spirit		1999	Marshall Islands
Suezmaxes
Cape Bonny		2005	Marshall Islands
Cape Bastia		2005	Marshall Islands
VLCC
Venture Spirit		2003	Hong Kong

Fixed Rate LNG Carriers — Owned
Arctic Spirit	100%	1993	Bahamas
Polar Spirit	100%	1993	Bahamas
Hispania Spirit	100%	2002	Spanish
Catalunya Spirit	100%	2003	Spanish
Galicia Spirit	100%	2004	Spanish
Madrid Spirit	100%	2004	Spanish
Al Marrouna	70%	2006	Bahamas
Al Areesh	70%	2007	Bahamas
Al Daayen	70%	2007	Bahamas
Tangguh Hiri	70%	2008	Bahamas
Al Huwaila	40%	2008	Bahamas
Al Kharsaah	40%	2008	Bahamas
Al Shamal	40%	2008	Bahamas
Al Khuwair	40%	2008	Bahamas
Tangguh Sago	70%	2009	Bahamas

	Percent	Year
Vessel	Ownership	Built	Flag

Fixed Rate LNG Carrier Newbuildings
Angola LNG — Hull 1810	32%	2011
Angola LNG — Hull 1811	32%	2011
Angola LNG — Hull 1812	32%	2011
Angola LNG — Hull 1813	32%	2012

Fixed-Rate Floating Storage Offtake Vessels (FSO) — Owned
Apollo Spirit	89%	1978	Liberian
Dampier Spirit	100%	1987	Bahamas
Karratha Spirit	100%	1988	Australian
Pattani Spirit	100%	1988	Bahamas
Navion Saga	100%	1991	Bahamas
Falcon Spirit	100%	1986	Bahamas

Fixed-Rate Floating Production Storage Offtake Vessels (FPSO) — Owned
Petrojarl Cidade de Rio das Ostras	83%	1981	Bahamas
Petrojarl I	100%	1986	Norwegian
Petrojarl Foinaven	100%	1998	Bahamas
Petrojarl Varg	100%	1998	Bahamas
Petrojarl Banff	100%	1998	Isle of Man

LPG Carrier — Owned
Dania Spirit	100%	2000	Bahamas
Norgas Pan	100%	2009	Singapore
Norgas Cathinka	100%	2009	Singapore

LPG Tanker Newbuildings — Owned
WZL 0503	100%	2009
Dingheng Jiangsu NB (1)	100%	2010
Dingheng Jiangsu NB (2)	100%	2010

Annex A-1
[Form of Opinion of Watson, Farley & Williams (New York) LLP, special regulatory and Marshall
Islands and New York counsel for the Company]
(1)	The Company is a corporation domesticated, validly existing and in good standing under Marshall Islands Law and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(2)	The Company directly owns of record all of the outstanding shares of capital stock of Teekay Chartering Limited, a corporation incorporated under Marshall Islands Law (“Teekay Chartering”). To our knowledge, (i) such shares have been duly authorized and validly issued in accordance with the organizational documents of Teekay Chartering and are fully paid and nonassessable and (ii) the Company beneficially owns such shares free and clear of all pledges, liens, encumbrances, security interests or other claims, except (a) as otherwise described in, referred to or disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (b) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to or disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and (c) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable (collectively, the “Claim Exceptions”).

(3)	Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), directly owns of record 100% of the membership interests in each of Teekay GP L.L.C. (“TGP GP”), and Teekay Offshore GP L.L.C. (“TOO GP”), each a limited liability company formed under Marshall Islands Law. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP and the limited liability company agreement of TOO GP, respectively, and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act and subject to the provisions of the respective limited liability company agreements of TGP GP and TOO GP) and, to our knowledge, Teekay Holdings beneficially owns such membership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(4)	TGP GP directly owns of record a 2.0% general partner interest in Teekay LNG Partners L.P., a limited partnership formed under Marshall Islands Law (“TGP”), and is the sole general partner of TGP. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP (as amended or restated prior to the date hereof, the “TGP LPA”) and, to our knowledge, TGP GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

A-1-1

(5)	TOO GP directly owns of record a 2.0% general partner interest in Teekay Offshore Partners L.P., a limited partnership formed under Marshall Islands Law (“TOO”), and is the sole general partner of TOO. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO (as amended or restated prior to the date hereof, the “TOO LPA”) and, to our knowledge, TOO GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(6)	As of [●], 2010, (i) Teekay Holdings directly owns of record 17,840,988 common units and 7,367,286 subordinated units, representing limited partnership interests in TGP and (ii) TGP GP directly owns of record 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP. To our knowledge (a) Teekay Holdings beneficially owns such units and (b) TGP GP beneficially owns such Incentive Distribution Rights, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(7)	As of [●], 2010, (i) Teekay Holdings directly owns of record 5,000,000 common units and 9,800,000 subordinated units representing limited partnership interests in TOO and (ii) TOO GP directly owns of record 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO. To our knowledge (a) Teekay Holdings beneficially owns such units and (b) TOO GP beneficially owns such Incentive Distribution Rights, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(8)	As of [●], 2010, Teekay Holdings directly owns of record 12,500,000 shares of Class B Common Stock, par value $0.01 per share, of Teekay Tankers Ltd., a corporation incorporated under Marshall Islands Law (“Tankers”), and 1,000,000 shares of Class A Common Stock of Tankers, par value $0.01 per share. All such shares of Class B Common Stock and Class A Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and validly issued, and are fully paid and nonassessable and, to our knowledge, Teekay Holdings beneficially owns all such Tankers Sponsor Shares free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(9)	TGP directly owns of record a 100% membership interest in Teekay LNG Operating L.L.C., a limited liability company formed under Marshall Islands Law (“TGP Operating Company”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act and subject to the provisions of the limited liability company agreement of TGP Operating Company) and, to our knowledge, TGP beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

A-1-2

(10)	TOO directly owns of record a 100% membership interest in Teekay Offshore Operating GP L.L.C., a limited liability company formed under Marshall Islands Law (“OLP GP”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act and subject to the provisions of the limited liability company agreement of OLP GP) and, to our knowledge, TOO beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(11)	TOO directly owns of record a 50.99% limited partnership interest in Teekay Offshore Operating L.P., a limited partnership formed under Marshall Islands Law (“TOO Operating Company”). Teekay Holdings directly owns of record a 49% limited partnership interest in TOO Operating Company and OLP GP directly owns of record a 0.01% general partnership interest in TOO Operating Company. All such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated prior to the date hereof, and are fully paid (to the extent required under such partnership agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Section 41 of the Marshall Islands Limited Partnership Act and subject to the provisions of the partnership agreement of TOO Operating Company) and, to our knowledge, TOO, Teekay Holdings and OLP GP, respectively, beneficially own such partnership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(12)	The entities formed or incorporated under Marshall Islands Law (the “Marshall Islands Operating Subsidiaries”) and identified in Schedule B hereto are owned of record as described on Schedule B hereto. To our knowledge, (i) the equity interests in each of the Marshall Islands Operating Subsidiaries have been duly authorized and validly issued in accordance with the respective organizational documents of each such Marshall Islands Operating Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the applicable organizational document) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and subject to the provisions of the applicable organizational documents) and (ii) such equity interests are owned free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(13)	Each of TGP GP, TOO GP, TGP, TOO, TGP Operating Company, OLP GP and TOO Operating Company has been duly formed or incorporated each such entity and each of the Marshall Islands Operating Subsidiaries and Teekay Chartering (collectively, the “Marshall Islands Entities”) is validly existing and in good standing as a limited liability company, limited partnership or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company, limited partnership or corporate, as applicable, power and authority to own or lease

A-1-3

its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(14)	Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any stock in the Company pursuant to its Amended and Restated Articles of Incorporation or its Amended and Restated Bylaws. To our knowledge, or except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding options or warrants to purchase (i) any stock in the Company or (ii) any equity interests in any Marshall Islands Entity.

(15)	The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(16)	The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that (i) rights to indemnification and contribution thereunder may be limited by U.S. federal or state securities laws or considerations of public policy relating thereto and (ii) no opinion is expressed with respect to any provision of the Indenture providing for liquidated damages.

(17)	The Underwriting Agreement has been duly authorized and validly executed and delivered by the Company.

(18)	The Notes have been duly authorized by the Company and, when executed, delivered, and authenticated in accordance with the provisions of the Indenture and as contemplated by the Registration Statement, and delivered to and paid for by the purchasers thereof, will constitute the legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by U.S. federal or state securities laws or considerations of public policy relating thereto.

A-1-4

(19)	The execution, delivery and performance of the Underwriting Agreement, the Indenture or the Notes and the transactions contemplated thereby, including the purchase of the Company’s outstanding 8.875% senior notes due July 15, 2011 and the offering, issuance and sale by the Company of the Notes as contemplated by the Underwriting Agreement do not and will not (i) conflict with or constitute a violation of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company or the organizational documents of any of the Marshall Islands Operating Subsidiaries, (ii) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument governed by Marshall Islands Law or New York Law and listed in Schedule C hereto, or (iii) violate any statute, law, rule, regulation, judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands or the State of New York.

(20)	No consent, approval, authorization, order, registration, qualification or other action by or filing with (“Consents”) any Marshall Islands governmental authority having jurisdiction over of the Company, any of the Marshall Islands Operating Subsidiaries or any of their respective properties is required for the execution, delivery and performance of the Underwriting Agreement, Indenture and the Notes by the Company or the transactions contemplated thereby, including the offering, issuance and sale by the Company of the Notes as contemplated by the Underwriting Agreement.

(21)	To our knowledge, no permits, Consents, licenses, franchises, concessions, certificates and authorizations or declarations or filings with, any governmental or regulatory authorities of the Marshall Islands are required for any of the Company or the Marshall Islands Operating Subsidiaries to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, other than such permits, Consents, licenses, franchises, concessions, certificates, authorizations, declarations or filings with any Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by the Company or the Marshall Islands Operating Subsidiaries, as the case may be.

(22)	Each of the vessels identified in Schedule D hereto is registered under Marshall Islands Law in the ownership of the entity identified in Schedule D hereto, free and clear of all recorded pledges, liens, encumbrances, security interests or other claims, except as described, and subject to the limitations contained, in the “mortgages” column in Schedule D hereto.

(23)	The statements (i) in the Company’s Form 20-F for the year ended December 31, 2008 (the “Form 20-F”) under the captions “Item 4. Information on the Company — D. Taxation of the Company — Marshall Islands, Bahamian and Bermudian Taxation” and “Item 10. Additional Information — Non-United States Tax Consequences — Marshall Islands Tax Consequences” and (ii) in the Registration

A-1-5

Statement and the Prospectus under the captions “Non-United States tax considerations — Marshall Islands tax considerations” and “Service of process and enforcement of civil liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions based upon Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.
(24)	Although we have not independently verified, are not passing on, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements (i) in the Registration Statement and the Prospectus under the captions “Non-United States Tax Considerations — Marshall Islands Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities” and (ii) the Form 20-F under the captions “Item 4. Information on the Company — D. Taxation of the Company — Marshall Islands, Bahamian and Bermudian Taxation” and “Item 10. Additional Information — Non-United States Tax Consequences — Marshall Islands Tax Consequences” (in each case except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the above-referenced sections of the Registration Statement and the Form 20-F, as of the Effective Date of the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the above-referenced sections of the Registration Statement or Form 20-F, as of the Time of Sale and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(25)	The choice of New York Law to govern the Underwriting Agreement and the Indenture constitutes a valid choice of law under Marshall Islands Law.

(26)	The submission by the Company to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under Marshall Islands Law.

(27)	A judgment granted by a foreign court against the Company may be enforced in the Republic of The Marshall Islands, so long as the foreign judgment grants or denies recovery of a sum of money, and is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal, unless: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation, (iv) the defendant in the proceedings in foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (v) the judgment was obtained by fraud, (vi), the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands, (vii) the judgment conflicts with another final and conclusive judgment, (viii) the proceeding in the foreign court was contrary to an

A-1-6

agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (ix) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that their opinion is limited to the laws of the State of New York, the laws of The Republic of the Marshall Islands and United States federal law.

A-1-7

Annex A-2
[Form of Opinion of Perkins Coie LLP, counsel for the Company.]
     (1) The statements in the Time of Sale Information and the Prospectus under the captions “Business—Taxation of the Company—United States taxation” and “Certain U.S. federal income tax considerations” and in the Form 6-K filed on December 16, 2009 under the captions “Item 5. Other Information — Material U.S. Federal Income Tax Consideration,” with respect to legal matters or legal conclusions, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations addressed therein. (We do not opine or comment on the representations and statements of fact of the Company included in such discussion.)
     (2) To our knowledge, there are no contracts, agreements or understandings between any of the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (3) The statements in the Registration Statement under the captions “Description of notes,” “Certain relationships and related party transactions” (under the subheadings “—Relationships with our publicly-traded subsidiaries,” “—Competition with Teekay Tankers, Teekay Offshore and Teekay LNG,” and “—Services, management and pooling arrangements”), and “Description of other indebtedness,” insofar as they constitute descriptions of the Securities or agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Securities and Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement.
     (4) The Registration Statement became effective under the Securities Act on January 13, 2010 and Post-Effective Amendment No. 1 thereto became effective under the Securities Act on January 15, 2010 and the Indenture has been qualified under the Trust Indenture Act. The Prospectus was filed with the Commission pursuant to Rule 424(b) on January [___], 2010. To our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement or Post-Effective Amendment No. 1 thereto has been issued under the Securities Act, and no proceeding for that purpose has been instituted or is pending or threatened by the Commission, and (b) no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the Offering is pending or threatened by the Commission.

A-2-1

     (5) Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement or the Prospectus, the Registration Statement, as of its effective date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion) comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and the Indenture complies as to form in all material respects to the requirements of the Trust Indenture Act applicable to an indenture that is qualified thereunder.
     (6) The documents filed under the Exchange Act (excluding exhibits thereto) and incorporated by reference into the Registration Statement and the Prospectus (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (7) To our knowledge, (a) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries, or any of their respective properties of a character required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus that is not disclosed in the Registration Statement, the Time of Sale Information or Prospectus as required and (b) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement, the Time of Sale Information or the Prospectus by the Securities Act or to be filed by the Securities Act as an exhibit to the Registration Statement that is not described or filed as required.
     (8) None of the offering, issuance and sale by the Company of the Securities, the execution, delivery and performance by the Company of the Transaction Documents or the Dealer Manager Agreement, or the consummation of the Tender Offer and the transactions contemplated by the Transaction Documents and Dealer Manager Agreement conflicts with or constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement), which conflicts, breaches, violations or defaults would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

A-2-2

(We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents).
     (9) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     (10) The Company is not and, immediately upon giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act.
     In the course of our participation, as United States counsel to the Company, in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus, we have attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed. Without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as expressly provided in opinion paragraphs 1 and 3 above), no facts have come to our attention that cause us to believe that (a) the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, when considered together as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, with respect to each of clauses (a), (b) and (c) of this sentence, we express no opinion or belief with respect to (i) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any, thereon or (ii) other financial or statistical data included in the Registration Statement, the Time of Sale Information or the Prospectus).

A-2-3

Annex A-3
[Form of Opinion of Adrian Dirassar, Associate General Counsel for the Company]
     In the course of the Offering, I have participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although I have not independently verified, am not passing on, and am not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus, no facts have come to my attention that cause me to believe that: (A) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information, when considered together as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus, as of its issue date and the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that I express no opinion or belief with respect to (i) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any thereon or (ii) other financial or statistical data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus).

A-3-1

Annex B
Issuer Free Writing Prospectus containing the terms of the Securities and other information, substantially in the form of Annex C.

Annex C
Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus dated January 15, 2010
Registration No. 333-164315
January 15, 2010
Teekay Corporation
Pricing Supplement
Pricing Supplement dated January 15, 2010 to Preliminary Prospectus dated January 15, 2010 of Teekay Corporation (or Teekay). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus. The information in this Pricing Supplement supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus.

Issuer:	Teekay Corporation

Title of Security:	8.500% Senior Notes due 2020

Aggregate Principal Amount:	$450,000,000

Maturity:	January 15, 2020

Public Offering Price:	99.181%, plus accrued interest, if any, from January 27, 2010

Coupon:	8.500%

Yield to maturity:	8.625%

Spread to Benchmark Treasury:	+492 basis points

Benchmark Treasury:	UST 3.625% due 8/15/2019

Interest Payment Dates:	January 15 and July 15 of each year, beginning on July 15, 2010

Record Dates:	January 1 and July 1

Optional Redemption:	Teekay may redeem all or a portion of the notes at any time before their maturity date at a redemption price equal to the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) the sum of the present value of the remaining scheduled payments of principal and interest discounted to the redemption date at the treasury yield plus 50 basis points plus accrued interest to the date of redemption.

Optional Redemption with Equity Proceeds:	Prior to January 15, 2013, Teekay may redeem up to 35% of the notes with the net proceeds of certain equity offerings at a redemption price equal to 108.5% of their principal amount plus accrued interest to the date of redemption.

Change of Control Triggering Event:	101% of the principal amount, plus accrued and unpaid interest, if any.

Gross Proceeds:	$446,314,500

Underwriting Discount:	1.736% per note, $7,810,504 in the aggregate

Net Proceeds to Issuer before Expenses:	$438,503,996

Approximate Net Proceeds to Issuer after Estimated Expenses:	$437,000,000

Use of Proceeds:	Fund the tender offer for all of Teekay’s outstanding 8.875% Senior Notes due 2011, of which $176.6 million in aggregate principal amount was outstanding as of December 31, 2009, and to repay (a) all of the $150.0 million of debt outstanding under one of Teekay’s term loans and (b) a portion of the borrowings outstanding under one of Teekay’s revolving credit facilities.

Trade Date:	January 15, 2010

Settlement Date:	January 27, 2010 (T+7)

Ratings:	B1/BB1

Joint Book-Running Managers:	J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Co-Managers:	BNP Paribas Securities Corp.
DnB NOR Markets, Inc.
ING Financial Markets LLC
Scotia Capital (USA) Inc.

Allocation:	Underwriters	Principal Amount

	J.P. Morgan Securities Inc.	$270,000,000
	Citigroup Global Markets Inc.	$90,000,000
	Deutsche Bank Securities Inc.	$54,000,000
	BNP Paribas Securities Corp.	$9,000,000
	DnB NOR Markets, Inc.	$9,000,000
	ING Financial Markets LLC	$9,000,000
	Scotia Capital (USA) Inc.	$9,000,000

Denominations:	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers:	CUSIP: 87900YAA1 ISIN: US87900YAA10

Listing:	None

Form of Offering:	SEC Registered (Registration No. 333-164315)
Additional Information:
The as adjusted financial data appearing on page 24 of the Preliminary Prospectus will be updated to reflect the following changes ($ in thousands, except ratios):

As adjusted financial data—Consolidated:
EBITDA(10)	$7,762
Adjusted EBITDA(10)	$617,221
Cash interest expense(13)	$276,122
Cash and cash equivalents	$479,334
Total debt (less restricted cash)(14)	$4,605,004
Ratio of total debt (less restricted cash) to Adjusted EBITDA(10)(12)(14)	7.5	x
Ratio of total debt less total cash to Adjusted EBITDA(10)(12)(14)	6.7	x
Ratio of Adjusted EBITDA to cash interest expense(10)(13)	2.2	x

As adjusted financial data—Teekay Parent:
EBITDA(10)	$(327,975)
Adjusted EBITDA(10)	$250,846
Cash distributions from public subsidiaries(15)	$130,106
Cash distributions from OPCO(16)	$54,427
Cash interest expense(13)	$108,913
Cash and cash equivalents	$227,839
Total debt (less restricted cash)(14)(17)	$1,096,570
Ratio of total debt (less restricted cash) to Adjusted EBITDA(10)(14)(17)	4.4	x
Ratio of total debt less total cash to Adjusted EBITDA(10)(14)(17)	3.5	x
Ratio of Adjusted EBITDA to cash interest expense(10)(13)	2.3	x

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The table appearing on page 27 of the Preliminary Prospectus is updated to reflect the following changes:

	As adjusted
	Twelve months ended September 30, 2009
	(unaudited)
	Teekay	Public		Teekay
(in thousands)	consolidated	subsidiaries	Adjustments	Parent

Income statement data:
Reconciliation of EBITDA and Adjusted EBITDA to Net loss
Net Income (loss)	$(578,505)	$(6,521)		$(571,984)
Interest expense, net of interest income	167,489	105,768		61,721
Income taxes	(8,980)	(7,721)		(1,259)
Depreciation and amortization	427,758	244,211		183,547

EBITDA	$7,762	$335,737		$(327,975)

Cash distributions from public subsidiaries(15)	$—	$—	$(130,106)	$130,106
Cash distributions from OPCO(16)	—	—	(54,427)	54,427
Restructuring charge	16,466	7,106		9,360
Foreign exchange (gain) loss	15,992	17,191		(1,199)
Gain on sale of vessels and equipment—net of writedowns	(30,588)	—		(30,588)
Goodwill impairment charge	334,165	—		334,165
Amortization of in-process revenue contracts	(75,411)	(421)		(74,990)
Unrealized losses on derivative instruments	239,869	133,793		106,076
Realized losses (gains) on interest rate swaps	101,662	62,882		38,780
Realized losses (gains) on interest rate swaps in joint ventures	7,304	(5,380)		12,684

Adjusted EBITDA	$617,221	$550,908	$(184,533)	$250,846

Reconciliation of Adjusted EBITDA to Net operating cash flow
Net operating cash flow	$486,502	$411,367		$75,135
Expenditures for drydocking	99,421	47,542		51,879
Interest expense, net of interest income	167,489	105,768		61,721
Change in non-cash working capital items related to operating activities	(207,041)	(86,649)		(120,392)
Gain on sale of marketable securities	—	—		—
Writedown of marketable securities	(6,272)	—		(6,272)
Writedown of intangible assets	(10,824)	—		(10,824)
Loss on bond repurchase	—	—		—
Equity income (net of dividends received)	3,840	11,507		(7,667)
Other—net	(27,583)	(2,865)		(24,718)
Employee stock compensation	(13,743)	(370)		(13,373)
Restructuring charges	16,466	7,106		9,360
Realized losses (gains) on interest rate swaps	101,662	62,882		38,780
Realized losses (gains) on interest rate swaps in joint ventures	7,304	(5,380)		12,684
Cash distributions from public subsidiaries(15)	—	—	$(130,106)	$130,106
Cash distributions from OPCO(16)	—	—	(54,427)	54,427

Adjusted EBITDA	$617,221	$550,908	$(184,533)	$250,846

The tables appearing on page 28 of the Preliminary Prospectus will be updated to reflect the following changes:
The following table reconciles cash interest expense, a non-GAAP financial measure, to interest expense, the most directly comparable GAAP financial measure, for Teekay on both a historical consolidated and as adjusted basis:

	Teekay consolidated
	Twelve months ended
	September 30, 2009
	(unaudited)
(in thousands)	Historical	Adjustments	As adjusted

Interest expense	$188,962	$16,975	$205,937
Interest income	(39,597)		(39,597)
Capitalized interest	15,502		15,502
Realized losses on interest rate swaps	101,662		101,662
Amortization of capitalized loan costs	(7,382)		(7,382)

Cash interest expense	$259,147	$16,975	$276,122

The following table reconciles cash interest expense to interest expense of Teekay on a consolidated basis and of Teekay Parent, both individually and with respect to each other, each on an as adjusted basis.

	Twelve months ended
	September 30, 2009
	(unaudited)
	Teekay	Public
	consolidated, as	subsidiaries, as	Teekay Parent,
(in thousands)	adjusted	adjusted	as adjusted

Interest expense	$205,937	$137,426	$68,511
Interest income	(39,597)	(31,658)	(7,939)
Capitalized interest	15,502	2,096	13,406
Realized losses on interest rate swaps	101,662	62,882	38,780
Amortization of capitalized loan costs	(7,382)	(3,537)	(3,845)

Cash interest expense	$276,122	$167,209	$108,913

The “Capitalization” section on page 53 of the Preliminary Prospectus will be updated to reflect the following changes
($ in thousands):

As further adjusted 8.500% Senior Notes due January 2020	$450,000	(4)
As further adjusted Other debt	$3,987,263
As further adjusted Retained earnings	$1,564,837
As further adjusted Total debt	$5,261,628	(1)(4)

(4)	The recorded amount of the notes will be reduced by approximately $3.7 million to reflect the issue price of the notes.
Other information (including net proceeds of the offering and other financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the information contained and changes described herein.
FREE WRITING PROSPECTUS LEGEND
TEEKAY CORPORATION HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (OR THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS

TEEKAY CORPORATION HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT TEEKAY CORPORATION AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, TEEKAY CORPORATION, THE UNDERWRITERS OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST THEM FROM: J.P. MORGAN SECURITIES INC., 4 CHASE METROTECH CENTER, CS LEVEL, BROOKLYN, NY 11425, ATTENTION: PROSPECTUS LIBRARY (TEL: 718-242-8002 OR 866-430-0686); CITI, ATTN: PROSPECTUS DEPT., BROOKLYN ARMY TERMINAL, 140 58TH STREET, 8TH FLOOR, BROOKLYN, NY, 11220, TEL: (800) 831-9146; OR DEUTSCHE BANK SECURITIES INC., 100 PLAZA ONE, JERSEY CITY, NJ 07311, ATTENTION: PROSPECTUS DEPARTMENT, TELEPHONE: (800) 503-4611.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.